Exhibit 99.1

NEWS RELEASE

MATADOR RESOURCES COMPANY CLOSES PALOMA ACQUISITION AND
PROVIDES ADDITIONAL INTEGRATION DETAILS

DALLAS, Texas, October 1, 2026 – Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”) today announced the closing of the previously announced acquisition of Paloma Permian LLC (“Paloma”), a portfolio company of EnCap Investments L.P. (“EnCap”), for cash consideration of $1.255 billion, which amount is subject to customary post-closing adjustments (the “Paloma Acquisition”). Highlights of the Paloma Acquisition include:

•Adds over 156 net locations (normalized to two-mile laterals) across nine or more potential targeted benches;
•59 approved drilling permits on Paloma acreage;
•Matador expects to commence drilling operations on up to 25 wells associated with Paloma acreage by year-end 2027; and
•Adds approximately 16,500 net primarily undeveloped acres in Eddy and Lea Counties, New Mexico, the majority of which is held by production.

Joseph Wm. Foran, Matador’s Founder, Chairman and CEO, commented, “On behalf of the Board and executive committee, I would like to acknowledge the extra effort and assistance of everyone at Paloma, EnCap and Matador to close this important transaction as agreed. We believe the Paloma assets hold some of the highest hydrocarbon resources per acre in the Lower 48. This acreage also provides Matador with great value creation opportunities for upstream capital efficiencies, for its wholly-owned midstream system and for its 51%-owned San Mateo Midstream system.

“While most of the acquisition’s current value stems from its undeveloped drilling locations, we are encouraged by the continued strong performance of the acquired producing wells. Largely attributable to Paloma’s newest wells in Eddy County, New Mexico, since June 1, 2026, production associated with the acquisition has outperformed Matador’s underwriting estimates by approximately 10%.

“With the addition of the Paloma Acquisition closed today, and the expected acreage additions from the recently announced Ridge Runner Resources II, LLC (“Ridge Runner”) acquisition (expected to close later this month), Matador will have approximately 240,000 net acres in the core of the Delaware Basin in the fourth quarter of 2026. Together with the May 2026 Federal lease sale, these acquisitions increase Matador’s net acreage position by almost 20% above its October 2025 position of 203,000 net acres.

Mr. Foran continued, “We are excited about Matador’s positive outlook for the remainder of 2026 and as we look ahead to 2027. We look forward to further discussion of the Paloma assets, including our plans for the fourth quarter of 2026, in our third quarter 2026 earnings release and conference call in early November. We especially want to express our respect and appreciation for Paloma’s and EnCap’s professionalism and cooperation during the transition process from Paloma’s management team and field and office staff.

“Similar to previous successful transactions between Matador and EnCap, and its portfolio companies, we anticipate this acquisition will be integrated efficiently into Matador’s operating plans and contribute to Matador’s free cash flow generation and to its planned debt repayments. In that regard, Matador expects to pay down its reserves-based lending credit facility led by PNC Bank by approximately $350-400 million following the closings in the fourth quarter, depending on commodity prices.”
Advisors
Baker Botts L.L.P. served as legal advisor to Matador for the Paloma Acquisition. Vinson & Elkins LLP served as legal advisor and RBC Richardson Barr served as financial advisor to Paloma and EnCap.
About Matador Resources Company
Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Haynesville shale and Cotton Valley plays in Northwest Louisiana. Additionally, Matador conducts midstream operations in support of its exploration, development and production operations and provides natural gas processing, oil transportation services, natural gas, oil and produced water gathering services and produced water disposal services to third parties.
For more information, visit Matador Resources Company at www.matadorresources.com.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about the Paloma Acquisition and the consummation and timing of the acquisition of primarily undeveloped acreage from Ridge Runner (the “Ridge Runner Acquisition” and collectively with the Paloma Acquisition, the “Acquisitions”), the anticipated benefits, opportunities and results with respect to the Acquisitions, including the expected value creation, reserves additions, inventory additions, midstream opportunities and other anticipated impacts from the Acquisitions, guidance, projected or forecasted financial and operating results, future liquidity, the repayment of debt, the payment of dividends, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the ability of the parties to consummate the Ridge Runner Acquisition in the anticipated timeframe or at all; risks related to the satisfaction or waiver of the conditions to closing the Ridge Runner Acquisition in the anticipated timeframe or at all; risks related to obtaining the requisite regulatory approvals; disruption from the Acquisitions making it more difficult to maintain business and operational relationships; significant transaction costs associated with the Acquisitions; the risk of litigation and/or regulatory actions related to the Acquisitions, as well as the following risks related to financial and operational performance: general economic conditions including the effects of inflation; interest rates; tariffs and trade tensions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; the operating results of the Company’s midstream oil, natural gas and water gathering and transportation systems, pipelines and facilities, the acquiring of third-party business and the drilling of any additional salt water disposal wells; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids or the construction, expansion or operation of the Company’s midstream assets; delays and other difficulties related to regulatory and governmental approvals and restrictions; impact on the Company’s operations due to seismic events; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions; disruption from the Company’s acquisitions making it more difficult to maintain business and operational relationships; significant transaction costs associated with the Company’s acquisitions; the risk of litigation and/or regulatory actions related to the Company’s acquisitions; availability of sufficient capital to execute its business plan, including from future cash flows, capital markets, available borrowing capacity under its revolving credit facilities and otherwise; the operating results of and the availability of any potential distributions from our joint ventures; weather conditions, environmental conditions and natural disasters; evolving cybersecurity risks; and the other factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Contact Information
Mac Schmitz
Senior Vice President – Investor Relations
(972) 371-5225
investors@matadorresources.com
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